OrthoPediatrics Corp. Reports First Quarter 2019 Financial Results

First Quarter 2019 Revenue Increased 21.2% Year-over-Year to $14.7 Million

WARSAW, Indiana, May 8, 2019 — OrthoPediatrics Corp. (“OrthoPediatrics”) (NASDAQ: KIDS), an orthopedic company focused exclusively on advancing the field of pediatric orthopedics, today announced financial results for the first quarter ended March 31, 2019.

First Quarter Highlights

•	Increased total revenue to $14.7 million for first quarter 2019, up 21.2% from $12.1 million in first quarter 2018.

•
Deployed $2.7 million of consignment sets during the first quarter 2019, as part of significant set deployment through Q2 in anticipation of the summer surgery season, versus $5.5 million during first quarter 2018.

•	Converted Belgium and the Netherlands to sales agency model in January.

•	Launched BandLoc DUO, the latest enhancement to the BandLoc 5.5/6.0mm System, in February.

•	Supplemented domestic sales force with seven representatives for a total of 138, up 20.0% from first quarter 2018.

•	Voted one of the Best Places to Work in Indiana for the third year.

•	Reiterated full year 2019 revenue growth guidance to be in a range of 21.0% to 23.0% and investment in consignment sets to be in a range of $15.0 million to $17.0 million.

Mark Throdahl, President and Chief Executive Officer of OrthoPediatrics, commented, “We are pleased with another quarter of consistent execution as we provide more children around the world with pediatric-specific solutions. First quarter revenue growth of 21% was driven by strength across our business segments as well as 28% international growth. This keeps us on track to achieve our full year 2019 revenue guidance of 21-23% and to sustain OrthoPediatrics’ ten-year record of consistent 20%+ annual growth. Most notably, Scoliosis sales continued to accelerate with an impressive 59% growth for the quarter coupled with double digit Trauma & Deformity Correction growth, despite a temporary slowdown in elective deformity surgeries that occurred in the U.S. As we look ahead, we have seen a strong start to the second quarter, particularly in domestic Trauma & Deformity Correction and are thus confident that the temporary slowdown in elective surgeries has ended. We continue to reduce the impact of inherently variable surgery volumes by expanding our sales base, our surgeon base, and our product scope.”

Mr. Throdahl continued, “We are pleased to have seen the tangible sales contribution in the first quarter of BandLoc DUO as well as PNP Femur and RESPONSE 4.5/5.0mm, which were launched in the second half of 2018. We are optimistic that we can sustain an aggressive cadence of new product introductions, including utilizing the innovative screw technology licensed from CoorsTek Medical in our PediFoot system, anticipated for launch later this year. With our international expansion to 41 countries and the recent conversion of Belgium and the Netherlands to our sales agency model, we continue to execute on our growth initiatives and have a domestic selling organization that also grew to sufficiently support our growth. Our employees and culture of engagement remain the driving force behind the culmination of our achievements and was reflected in the third year that OrthoPediatrics has been voted one of the Top 100 Best Places to Work in Indiana.”

First Quarter 2019 Financial Results
Total revenue for the first quarter 2019 was $14.7 million, representing 21.2% growth, compared to total revenue of $12.1 million for the first quarter 2018. U.S. revenue for the first quarter of 2019 increased 18.7% to $10.3 million, compared to $8.7 million for the same period last year, and represented 70.1% of total revenue. International revenue increased 27.6% to $4.4 million, compared to $3.4 million for the same period last year and represented 29.9% of total revenue.

Trauma and Deformity revenue for first quarter 2019 increased 9.8% to $10.0 million compared to $9.1 million for the same period last year. Scoliosis revenue increased 58.6% to $4.3 million compared to $2.7 million for the first quarter 2018. Sports Medicine/Other revenue for the first quarter of 2019 increased 33.2% to $0.4 million compared to $0.3 million for the same period last year.

Gross profit for the first quarter of 2019 was $10.7 million, a 19.5% increase compared to $8.9 million for the same period last year. Gross profit margin for the first quarter of 2019 was 72.7%, compared to 73.7% for the same period last year due to a higher percentage of sales from international stocking distributors at lower gross margins.

Total operating expenses for the first quarter of 2019 were $13.4 million, a 0.4% increase compared to $13.3 million for the same period last year. The increase in operating expenses was driven by $1.7 million in lower restricted stock expense partially offset by higher employee-related expenses as well as quality and regulatory consultancy fees. Operating loss for the quarter decreased to ($2.7) million from ($4.4) million for the same period last year driven by higher revenue and gross margin as well as $1.7 million restricted stock expense related to our IPO that is non-recurring.

Net interest expense for the first quarter of 2019 was $0.3 million, a 45.1% decrease compared to $0.6 million for the same period last year driven by lower debt and increased interest income on a higher cash balance.

Net loss attributable to common stock holders for the period was ($3.0) million, compared to ($5.0) million for the first quarter of 2018. Net loss per share attributable to common stockholders for the first quarter of 2019 was ($0.21) per basic and diluted share compared to ($0.41) per basic and diluted share for the same period prior year.

Adjusted EBITDA for the first quarter of 2019 was ($469) thousand as compared to ($746) thousand for the first quarter of 2018. The change was primarily driven by an increase in revenue and gross profit partially offset by higher employee expenses. (See below for additional information and a reconciliation of non-GAAP financial information.)

The weighted average number of diluted shares outstanding as of March 31, 2019 was 14,367,056 shares.

In the first quarter of 2019, we had 138 sales representatives, up 20% compared to 115 in same period 2018.

Purchases of property and equipment during the first quarter of 2019 were $5.0 million, a 79.1% increase compared to $2.8 million for the same period last year, reflecting an increase in construction in process which includes partial sets waiting to be deployed. Including the implants, $2.7 million of consigned sets were deployed during the first quarter of 2019 compared to $5.5 million during the first quarter of 2018.

As of March 31, 2019, cash and cash equivalents were $52.8 million, compared to $60.7 million as of December 31, 2018, and the Company had approximately $21.3 million in total outstanding indebtedness, with no balance outstanding under the revolving credit facility.

Full Year 2019 Financial Guidance
OrthoPediatrics is reiterating financial guidance for the full year 2019, as follows:

•	Revenue growth in a range of 21.0% to 23.0%

•	Consigned set investments in a range of $15.0 million to $17.0 million

Conference Call
OrthoPediatrics will host a conference call on Thursday, May 9, 2019, at 8:00 a.m. ET to discuss the results. The dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The conference ID number is 9854306. A live webcast of the conference call will be available online from the investor relations page of the OrthoPediatrics’ corporate website at www.orthopediatrics.com.

A replay of the webcast will remain available on OrthoPediatrics’ website, www.orthopediatrics.com, until the Company releases its second quarter 2019 financial results. In addition, a telephonic replay of the call will be available until May 16, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 9854306.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 7, 2019. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of Adjusted EBITDA, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA in this release represents net loss, plus interest expense (income), net plus other expense (income), depreciation and amortization, stock-based compensation expense, accelerated vesting of restricted stock upon our IPO, public company costs and initial public offering costs. Adjusted EBITDA is presented because the Company believes it is a useful indicator of its operating performance. Management uses the metric as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes this measure is useful to investors as supplemental information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA on a supplemental basis. The Company’s definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain a reconciliation of Net Loss to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 26 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This offering spans trauma & deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 41 countries outside the United States.

Investor Contacts
The Ruth Group
Tram Bui / Emma Poalillo
(646) 536-7035 / 7024
tbui@theruthgroup.com / epoalillo@theruthgroup.com

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share Data)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash	$52,774	$60,691
Accounts receivable - trade, less allowance for doubtful accounts of $134 and $134, respectively	10,296	8,999
Inventories, net	28,081	25,708
Notes Receivable	508	502
Prepaid expenses and other current assets	1,452	1,256
Total current assets	93,111	97,156

Property and equipment, net	16,789	12,768

Other assets:
Amortizable intangible assets, net	1,846	1,921
Other intangible assets	260	260
Total other assets	2,106	2,181

Total assets	$112,006	$112,105

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$6,344	$3,971
Accrued compensation and benefits	2,670	3,552
Current portion of long-term debt with affiliate	120	118
Other current liabilities	1,689	1,576
Total current liabilities	10,823	9,217
Long-term liabilities:
Long-term debt with affiliate, net of current portion	21,134	21,156
Total long-term liabilities	21,134	21,156

Total liabilities	31,957	30,373

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized;
14,682,398 shares and 14,538,202 shares issued and outstanding as
of March 31, 2019 (unaudited) and December 31, 2018	4	4
Additional paid-in capital	198,478	197,442
Accumulated deficit	(118,111)	(115,091)
Accumulated other comprehensive income	(322)	(623)
Total stockholders' equity	80,049	81,732

Total liabilities and stockholders' equity	$112,006	$112,105

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2019	2018
Net revenue	$14,656	$12,094
Cost of revenue	4,001	3,175
Gross profit	10,655	8,919
Operating expenses:
Sales and marketing	6,547	6,079
General and administrative	5,612	6,017
Research and development	1,213	1,218
Total operating expenses	13,372	13,314
Operating loss	(2,717)	(4,395)
Other expenses:
Interest expense	303	552
Other expense	-	53
Total other expenses	303	605

Net loss	$(3,020)	$(5,000)
Weighted average common shares - basic and diluted	14,367,056	12,073,776
Net loss per share attributable to common stockholders - basic and diluted	$(0.21)	$(0.41)

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	For the Three Months Ended March 31,
	2019	2018
OPERATING ACTIVITIES
Net loss	$(3,020)	$(5,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	828	681
Stock-based compensation	471	2,177
Changes in certain current assets and liabilities:
Accounts receivable - trade	(1,180)	(1,235)
Inventories	(2,286)	(2,202)
Inventories held by international distributors	130	(355)
Prepaid expenses and other current assets	(196)	(283)
Accounts payable - trade	2,373	1,702
Accrued expenses and other liabilities	(719)	(600)
Other	128	82
Net cash used in operating activities	(3,471)	(5,033)

INVESTING ACTIVITIES
Purchases of licenses	(19)	(159)
Purchases of property and equipment	(4,963)	(2,771)
Net cash used in investing activities	(4,982)	(2,930)

FINANCING ACTIVITIES
Proceeds from exercise of stock options	565	-
Payments on mortgage notes	(29)	(28)
Net cash provided by financing activities	536	(28)

NET DECREASE IN CASH	(7,917)	(7,991)

Cash, beginning of year	60,691	42,582
Cash, end of period	$52,774	$34,591

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$303	$552
Transfer of instruments from property and equipment to inventory	$217	$304

ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
Product sales by geographic location:	2019	2018
U.S.	$10,267	$8,653
International	4,389	3,441
Total	$14,656	$12,094

	Three Months Ended March 31,
Product sales by category:	2019	2018
Trauma and deformity	$10,017	$9,123
Scoliosis	4,258	2,685
Sports medicine/other	381	286
Total	$14,656	$12,094

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2019	2018
Net Loss	$(3,020)	$(5,000)
Interest expense, net	303	552
Other expense	-	53
Depreciation and amortization	828	681
Stock-based compensation	471	420
Accelerated vesting of restricted stock upon our IPO	-	1,757
Public company costs	354	337
Unusual professional services fees (legal/regulatory/M&A)	595	454
Adjusted EBITDA	$(469)	$(746)